UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: March 31, 2011)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado	80241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 872-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On March 31, 2011, Ascent Solar Technologies, Inc. (the “Company”) announced a change in strategy that will focus the Company’s solar module technology on applications for emerging and specialty markets. The change in strategy resulted in a change in leadership (as further described below) and sizing the company to a new cost structure, primarily through the termination of a portion of the Company’s workforce.

The Company expects to incur a charge of approximately $450,000 in the quarter ended March 31, 2011, comprised of severance costs.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Farhad Moghadam, Ph.D. as President, Chief Executive Officer and Director

Effective March 31, 2011, Farhad Moghadam, Ph.D. ceased to be the President, Chief Executive Officer and a Director of the Company. Dr. Moghadam did not leave the Company because of a disagreement with the Company or on any matter relating to its operations, policies or practices. Dr. Moghadam will be entitled to severance and certain other benefits as provided for by his existing employment agreement dated August 3, 2009 conditioned upon compliance with the requirements of such agreement.

Resignation of Zane Rakes, Vice President of Manufacturing Operations

Zanes Rakes, the Company’s Vice President of Manufacturing Operations, has resigned his position with the Company effective as of April 13, 2011. Mr. Rakes is not leaving the Company because of a disagreement with the Company or on any matter relating to its operations, policies or practices.

Appointment of Ron Eller as President and Chief Executive Officer

Effective March 31, 2011, Ron Eller was appointed as President and Chief Executive Officer of the Company. Mr. Eller will continue to serve as a member of the Board of Directors (the “Board”) of the Company. Mr. Eller previously served as a member of the Audit Committee and Compensation Committee of the Board, but will no longer serve on any committees of the Board.

Ron Eller, age 51, has served on the Board since June 2009. Mr. Eller has extensive senior executive experience in fast growing technology businesses, including strategy, product development, operations, sales and business development and commercialization of emerging applications. He has been an owner, principal or managing director in various private equity firms since 2008. From 1994 until March 2008, Mr. Eller held various senior executive positions at Hewlett-Packard Company (and Compaq Computer Corporation prior to the acquisition of Compaq by Hewlett-Packard), an integrated technology firm, including Vice President and General Manager of the NetServer business from 2002 to 2003 and, more recently, Vice President and General Manager of the software and system integrator channels of the Technology Solutions Group. Mr. Eller has served on the board of the Colorado Neurological Institute since April 2009 and is a certified public accountant. He holds a B.S. degree in Professional Aviation from Purdue University, and an M.S. degree in Business from Colorado State University.

The Company entered into an Executive Employment Agreement, dated March 31, 2011 (the “Employment Agreement”), with Mr. Eller. The Employment Agreement provides that Mr. Eller will receive an annual base salary of $350,000, subject to annual adjustments as determined by the Board (“Base Salary”). Mr. Eller will also be eligible for an annual bonus of up to 100% of his Base Salary as determined at the sole discretion of the Board or the Compensation Committee. In addition, the Employment Agreement provides that Mr. Eller is eligible to participate in the Company’s standard benefit plans and programs.

As provided in the Employment Agreement, Mr. Eller was granted 150,000 restricted stock units (the “CEO RSUs”) and stock options to purchase 200,000 shares of the Company’s common stock (the “CEO Options”). Each CEO RSU entitles Mr. Eller to receive one share of the Company’s common stock. The CEO RSUs vest in four equal annual installments on the first, second, third and fourth anniversaries of Mr. Eller’s start date. The CEO Options vest in four equal annual installments on the first, second, third and fourth anniversaries of Mr. Eller’s start date, with an exercise price of $2.87 per share. The CEO Options expire on March 31, 2021.

Under the Employment Agreement, if the Company terminates Mr. Eller without cause, Mr. Eller is entitled to receive (i) six months of base salary from the date of termination if the termination occurs within the first 12 months after his start date, or (ii) twelve months of base salary from the date of termination if the termination occurs after the first anniversary of his start date. In addition, if Mr. Eller is terminated without Cause, the Company will cause the CEO Options and CEO RSUs which vest during the 12 month period following the date of termination to vest and become exercisable as of the termination date, and all such CEO Options shall remain exercisable for 12 months from the date Mr. Eller ceases to be a “Service Provider” as such term is defined in the Company’s Fourth Amended and Restated 2005 Stock Option Plan. Mr. Eller would be entitled to certain additional benefits if he is terminated in certain circumstances related to the occurrence of a change of control of the Company.

The Employment Agreement requires Mr. Eller to maintain confidential information regarding the Company and third parties, and he is required to execute the Company’s standard employee invention assignment and non-disclosure agreement. The Employment Agreement also includes typical non-competition and non-solicitation provisions that Mr. Eller must comply with for a period of two years after termination of his employment with the Company.

The above summary does not purport to be a complete summary of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Executive Employment Agreement, dated March 31, 2011, between Ascent Solar Technologies, Inc. and Ron Eller

99.1	Press Release, dated March 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

April 6, 2011	By:	/s/ Gary Gatchell
Name: Gary Gatchell
Title: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, dated March 31, 2011, between Ascent Solar Technologies, Inc. and Ron Eller

99.1	Press Release, dated March 31, 2011